Exhibit 21

Subsidiary	Jurisdiction of Incorporation

AB Car Rental Services Inc.	Delaware
Advance Ross Corporation	Delaware
Advance Ross Intermediate Corporation	Delaware
Advance Ross Sub Company	Delaware
AESOP Leasing Corp.	Delaware
AESOP Leasing LP	Delaware
ARAC Management Services, Inc.	Delaware
ARACS LLC	Delaware
Arbitra S.A.	Argentina
Auto Accident Consultants Pty. Limited	Australia
Avis Asia and Pacific, Limited	Delaware
Avis Budget Car Rental, LLC	Delaware
Avis Budget Car Rental Canada ULC	Nova Scotia
Avis Budget Contact Centers, Inc.	Canada
Avis Budget Finance, Inc.	Delaware
Avis Budget Holdings, LLC	Delaware
Avis Budget Rental Car Funding (AESOP) LLC	Delaware
Avis Car Rental Group, LLC	Delaware
Avis Caribbean, Limited	Delaware
Avis Enterprises, Inc.	Delaware
Avis Group Holdings, LLC	Delaware
Avis International Ltd.	Delaware
Avis Leasing Corporation	Delaware
Avis Lube, Inc.	Delaware
Avis Management Pty. Limited	Australia
Avis Management Service, Ltd.	Delaware
Avis Operations, LLC	Delaware
Avis Rent A Car de Puerto Rico Inc.	Puerto Rico
Avis Rent A Car Limited	New Zealand
Avis Rent A Car Sdn. Bhd.	Malaysia
Avis Rent A Car Sdn. Bhd.	Singapore
Avis Rent A Car System, LLC	Delaware
Avis Service, Inc.	Delaware
Avis Services Canada, Inc.	Canada
Aviscar Inc.	Canada
Baker Car and Truck Rental, Inc.	Arkansas
BGI Leasing Inc.	Delaware
Budget Funding Corporation	Delaware
Budget Lease Management (Car Sales) Limited	New Zealand
Budget Locacao de Veiculos Ltda.	Brazil
Budget Rent A Car Australia Pty. Ltd.	Australia
Budget Rent A Car Limited	New Zealand
Budget Rent a Car Operations Pty. Ltd.	Australia
Budget Rent A Car System, Inc.	Delaware
Budget Truck Funding, LLC	Delaware
Budget Truck Rental LLC	Delaware
Budgetcar Inc.	Canada
Camfox Pty. Ltd.	Australia
CCRG Servicos De Automoveis Ltda	Brazil
CD Intellectual Property Holdings LLC	Delaware

Subsidiary	Jurisdiction of Incorporation

Cendant Car Rental Group (NZ) Limited	New Zealand
Cendant Car Rental Group Canada Limited	Canada
Cendant Car Rental Group Pty Limited	Australia
Cendant Car Rental Group Puerto Rico Inc.	Puerto Rico
Cendant Finance Holding Company LLC	Delaware
Chaconne Pty. Limited	Australia
Cherokee Rent A Car De Puerto Rico	Puerto Rico
Constellation Reinsurance Company Limited	Barbados
Global Excess & Reinsurance Ltd.	Bermuda
HFS Truck Funding Corporation	Delaware
Mansions Auto Garage Ltd	Canada
Motorent Inc.	Tennessee
Pathfinder Insurance Company	Colorado
PF Claims Management Ltd.	Delaware
PV Holding Corp.	Delaware
Quartz Fleet Management, Inc.	Delaware
Rent-A-Car Company, Incorporated	Virginia
Servicios Avis S.A.	Mexico
Show Group Enterprises Pty. Ltd.	Australia
Target Rent A Car Ltd.	New Zealand
Team Fleet Financing Corporation	Delaware
Virgin Islands Enterprises, Inc.	Virgin Islands
W.T.H. Fleet Leasing Pty. Limited	Australia
W.T.H. PTY. Limited	Australia
We Try Harder Pty. Limited	Australia
Wizard Co. Inc.	Delaware
WTH Canada, Inc.	Canada
WTH Funding Limited Partnership	Canada